UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2011

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Development and License Agreement with BioSpecifics Technologies Corp.

As previously reported, on June 3, 2004, Auxilium Pharmaceuticals, Inc. (“Auxilium”) and BioSpecifics Technologies Corp. (“BioSpecifics”) entered into a development and license agreement (the “BioSpecifics Agreement”). Also as previously reported, Auxilium and BioSpecifics amended the BioSpecifics Agreement on May 10, 2005 and December 15, 2005 and subsequently, on December 11, 2008, amended and restated the BioSpecifics Agreement by entering into an amended and restated development and license agreement (the “Amended and Restated Agreement”), which became effective December 17, 2008.

Under the Amended and Restated Agreement, Auxilium was granted exclusive worldwide rights under certain licensed technology to develop, market and sell certain products containing an enzyme (the “Enzyme”), which Auxilium refers to as XIAFLEX® (collagenase clostridium histolyticum), other than dermal formulations labeled for topical administration (such pharmaceutical product, the “Product”), and also was granted an exclusive option to license additional indications. Auxilium’s rights under the Amended and Restated Agreement covered the indications of Dupuytren’s contracture, Peyronie’s disease and Frozen Shoulder syndrome.

On August 31, 2011, Auxilium and BioSpecifics entered into a second amended and restated development and license agreement (the “Second Amended and Restated Agreement”) under which Auxilium and BioSpecifics clarified and changed certain rights and obligations of the parties, including, but not limited to, the following:

•	Auxilium has the exclusive right to manufacture the Product:

•

for the indications of Dupuytren’s contracture, Peyronie’s disease and Frozen Shoulder syndrome (such indications, together with such indications that may be added under the terms of the Second Amended and Restated Agreement, the “Field”), and for any indications outside the Field which BioSpecifics elects not to pursue; and

•	for early-stage development activities through Phase II clinical trials for any indications.

•	Auxilium has the non-exclusive right to manufacture the Product:

•	for supply to BioSpecifics for in vitro development; and

•	for post-Phase II development (including submissions for regulatory approval) and commercialization of indications outside the Field which Auxilium elects not to pursue.

•	BioSpecifics retains the right to manufacture:

•	the Enzyme for use as a reagent for tissue disassociation;

•	the Enzyme for performing in vitro research and development unless Auxilium elects to supply Product for such purposes;

•	the Product for purposes of development and commercialization of any indications outside the Field which Auxilium elects not to pursue; and

•

the Product for any early-stage development activities conducted by BioSpecifics through Phase II clinical trials for any indications outside the Field, but only if Auxilium fails to supply Product, diluent or placebo for such purpose.

•	The parties are no longer obligated to form a joint manufacturing committee.

•

Auxilium shall have, at its cost, responsibility for performing early stage development activities for the treatment of Edematous Fibrosclerotic Panniculopathy, more commonly known as cellulite. BioSpecifics has granted Auxilium an exclusive license to research, develop, manufacture and use the Product in connection with this development, and Auxilium has the option, upon completion of such early stage development and upon its payment to BioSpecifics of a one-time $500,000 license fee, to add the treatment of cellulite to the Field.

•

Auxilium and BioSpecifics have formalized the process by which the parties will identify, discuss and prioritize potential new indications for the Product; moreover, the parties have clarified the rights and responsibilities of the joint development committee.

•	BioSpecifics no longer has any co-promotion rights and the parties are no longer obligated to form a joint commercialization committee.

•

In the event that Auxilium sublicenses the right to sell the Product in any country outside of the United States, the European Union and certain Eurasian countries or Japan, BioSpecifics will be entitled to receive a specified fraction of the royalty Auxilium receives from such sublicense, and a specified mark-up on Auxilium’s cost of goods related to supply of Product, received by Auxilium from such sublicensee (subject, in both the case of the royalty and the mark-up, to specified caps).

•

BioSpecifics is entitled to receive variable percentages of the sublicense payments, in a given country and on an indication-by-indication basis, received by Auxilium based on the stage of development of the Product at the time of sublicensing in such country.

The foregoing is a summary description of certain terms of the Second Amended and Restated Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Second Amended and Restated Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Second Amended and Restated Agreement. Certain terms of the Second Amended and Restated Agreement have been omitted from this Current Report on Form 8-K and the version of the Second Amended and Restated Agreement attached as Exhibit 10.1 hereto pursuant to a Confidential Treatment Request that Auxilium filed with the Securities and Exchange Commission at the time of the filing this Current Report on Form 8-K.

Settlement Agreement with BioSpecifics Technologies Corp.

As previously reported, on February 15, 2011, Auxilium filed a complaint in the Court of Common Pleas, Chester County, Pennsylvania against BioSpecifics alleging that BioSpecifics had breached the Amended and Restated Agreement by its commencement of clinical trials for the use of injectable collagenase to treat canine lipomas without the prior knowledge and approval of the parties’ Joint Development Committee. Also, as previously reported, on May 2, 2011, BioSpecifics filed a complaint in the Supreme Court of the State of New York, Nassau County, Commercial Division, against Recipharm AB, RecipharmCobra Holdings Limited (the Recipharm entities, collectively “Cobra”) and Auxilium claiming that Auxilium had breached an oral contract with BioSpecifics and interfered with a contract BioSpecifics has with Cobra. On August 31, 2011, Auxilium and BioSpecifics entered into a settlement agreement (the “Settlement Agreement”), pursuant to which the parties settled all pending litigation and resolved other outstanding disputes between them. Pursuant to the Settlement Agreement, Auxilium reserves certain rights and the parties have agreed to certain clarifications as to intellectual property matters and amounts owed between the parties. As a result of this settlement, Auxilium and BioSpecifics will be co-owners of U.S. Patent No. 7,811,560. The effectiveness of the Settlement Agreement was conditioned, in part, upon the execution by the parties of the Second Amended and Restated Agreement.

The foregoing is a summary description of certain terms of the Settlement Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Settlement Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Settlement Agreement. Certain terms of the Settlement Agreement have been omitted from this Current Report on Form 8-K and the version of the Settlement Agreement attached as Exhibit 10.2 hereto pursuant to a Confidential Treatment Request that Auxilium filed with the Securities and Exchange Commission at the time of the filing this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 31, 2011, Auxilium issued a press release announcing:

•	Auxilium’s plans to develop XIAFLEX for the treatment of cellulite;

•	BioSpecifics’ plans to develop XIAFLEX for the treatment of human and canine lipomas;

•	Auxilium’s and BioSpecifics’ agreement to dismiss all pending litigation and resolve other outstanding disputes between the parties; and

•	Auxilium’s entry into the Second Amended and Restated Agreement with BioSpecifics.

Auxilium also announced that it will conduct a conference call on Thursday, September 1, 2011 at 9:00 a.m. ET to discuss these developments. The presentation slides to be used during the call will be available on the “For Investors” section of Auxilium’s web site (http://www.auxilium.com) under the “Presentations” tab beginning at 7 a.m. ET on Thursday, September 1, 2011. An audio feed of the conference call will be simultaneously web cast on Auxilium’s web site and will be available, along with the presentation slides, on the “For Investors” section of the Auxilium web site under the “Events” tab beginning at 9:00 a.m. ET on Thursday, September 1, 2011, and will remain available for future review until October 1, 2011.

The information contained in, or that can be accessed through the Company’s web site, is not a part of this filing.

The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1#	Second Amended and Restated Development and License Agreement, dated as of August 31, 2011, by and between Auxilium Pharmaceuticals, Inc. and BioSpecifics Technologies Corp.

10.2#	Settlement Agreement, dated as of August 31, 2011, by and between Auxilium Pharmaceuticals, Inc. and BioSpecifics Technologies Corp.

99.1	Press Release, dated August 31, 2011, issued by Auxilium Pharmaceuticals, Inc.

#	Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: September 1, 2011	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1#	Second Amended and Restated Development and License Agreement, dated as of August 31, 2011, by and between Auxilium Pharmaceuticals, Inc. and BioSpecifics Technologies Corp.

10.2#	Settlement Agreement, dated as August 31, 2011, by and between Auxilium Pharmaceuticals, Inc. and BioSpecifics Technologies Corp.

99.1	Press Release, dated August 31, 2011, issued by Auxilium Pharmaceuticals, Inc.

#	Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission.